EXHIBIT 10.47

SERIES A PREFERRED STOCK
ASSIGNMENT AGREEMENT

THIS SERIES A PREFERRED STOCK ASSIGNMENT AGREEMENT (this “Agreement”) is made as of June 10, 2013, by and between, JEFFREY SCHULTZ (the “Assignor”) and TRAFALGAR CAPITAL ADVISORS, INC. (DBA TCA FUND MANAGEMENT GROUP) (the “Assignee”).

WITNESSETH

WHEREAS, Redfin Network, Inc., a corporation incorporated under the laws of the State of Nevada, as borrower (the “Borrower”), and TCA Global Credit Master Fund, L.P., a limited partnership organized and existing under the laws of the Cayman Islands, as lender (the “Lender”), have entered into that certain senior secured revolving credit facility agreement, dated as of September 30, 2012, as amended November 30, 2012 (as amended, the “Credit Agreement”), pursuant to which the Lender agreed to make available to the Borrower a secured revolving credit facility in the amount of Three Million United States Dollars (US$3,000,000), subject to the terms and conditions therein contained, and of this amount, the Lender made an initial principal advance of Three Hundred Fifty Thousand United States Dollars (US$350,000) and a subsequent principal advance of Thirty Thousand United States Dollars (US$30,000) to the Borrower;

WHEREAS, the Borrower has requested and the Lender has agreed to enter into Amendment No. 2 to the Credit Agreement on the date hereof, pursuant to which the Lender shall advance an additional principal amount of Three Hundred Thousand United States Dollars (US$300,000) (the “Additional Principal Amount”) to the Borrower;

WHEREAS, the Borrower previously issued Fifty Thousand (50,000) shares of the Borrower’s Series A Preferred Stock (the “Preferred Shares”) to the Assignor;

WHEREAS, each share of the Preferred Stock votes together with the Borrower’s common shares and entitles the holder to One Thousand (1,000) votes of common stock at any meeting of the Borrower’s shareholders or any other shareholder vote, either by written consent or otherwise;

WHEREAS, it is a conditions precedent to the Lender’s obligation to advance the Additional Principal Amount to the Borrower that the Assignor irrevocably transfer and assign to the Assignee all of the Assignor’s right, title and interest in and to the Preferred Stock, and the Assignor acknowledges that he will receive a substantial benefit from the Lender advancing the Additional Principal Amount to the Borrower and, as such, the Assignor desires to irrevocably transfer and assign to the Assignee all of the Assignor’s right, title and interest in and to the Preferred Stock.

NOW, THEREFORE, in consideration hereof and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.           Incorporation of Recitals. The recitals set forth hereinabove are hereby incorporated herein by this reference with the same force and effect as if fully hereinafter set forth.

2.           Assignment. In consideration of the Lender advancing the Additional Principal Amount to the Borrower on the date hereof, which such advance to the Borrower is acknowledged to be of substantial benefit to the Assignor, Assignor hereby irrevocably assigns transfers and conveys to the Assignee or its assigns, all of its right, title and interest in and to the Preferred Stock.

3.           Transfer.  Upon the execution of this Agreement, the Assignor shall (i) deliver to the Assignee any and all share certificates evidencing the Preferred Shares (collectively, the “Preferred Share Certificates”); and (ii) execute and deliver such further instruments of sale, assignment, transfer and delivery, and take such other action as the Assignee may request from the Assignor or the Borrower in order to consummate the transactions contemplated hereby, including, but not limited to, the Assignor executing and delivering to the Assignee an instrument of transfer, in the form attached hereto as Exhibit A (the “Instrument of Transfer”), pursuant to which, upon delivery of such Instrument of Transfer and the Preferred Share Certificates to the Borrower’s transfer agent, the transfer agent shall be permitted, without any further action on the part of the Assignor or the Borrower, to transfer the Preferred Shares into the name and for the benefit of the Assignee;

4.           Representations and Warranties of Assignor.  Assignor hereby represents and warrants to Assignee the following:

4.1           Legal Capacity, Power and Authority.  Assignor has the authority to enter into this Agreement and consummate the transactions contemplated hereby.  The Assignor, by its execution hereof, acknowledges and accepts that there are no restrictions which would prohibit the assignment contemplated hereby.

4.2           Consent.  No consent, approval or agreement of any individual, partnership, corporation, association, joint stock company, trust, joint venture, unincorporated organization or governmental entity (or any department, agency or political subdivision thereof) or other entity is required to be obtained by Assignor in connection with the execution and performance of this Agreement or any other agreements or instruments entered into in connection with this Agreement.

4.3           Litigation.  There are no claims, actions, suits, proceedings, inquiries, disputes or investigations pending or threatened against Assignor, or any of its assets, in connection with, arising from or related to the Preferred Stock, at law or in equity, or by or before any governmental entity, or in arbitration or mediation.

5.           Indemnification.  Assignor and the Borrower each covenant and agree to indemnify and hold harmless Assignee and its officers, directors, employees, agents, representatives, successors and assigns from and against any and all losses, damages, fees, costs, expenses, obligations and liabilities or actions, investigations, inquiries, arbitrations, claims or other governmental or administrative agency proceedings in respect thereof, including enforcement of this Agreement which are incurred as a result of (i) Assignor’s breach of this Agreement; (ii) the breach of any material representations, warranties and/or covenants set forth herein or in any document or certificate delivered by Assignor in connection herewith; or (iii) a claim by any taxing authority for (A) any taxes of Assignor allocable to any period ending on or prior to the date hereof or allocable to any period that begins before and ends after the date hereof and (B) any taxes arising from or occasioned by the assignment or assumption of the Preferred Shares.

6.           Further Assurances. From time to time after the date hereof and without further consideration from one party hereto to the other, each party hereto shall, at its expense, execute and deliver, or cause to be executed and delivered, to the other such further instruments of sale, assignment, transfer and delivery, and take such other action as such party hereto may reasonably request from the other in order to consummate the transactions contemplated hereby.

7.           Successors and Assigns. This Agreement shall apply, bind and inure to the benefit of the parties hereto and their respective successors, assigns and all other persons or entities claiming under or through any of them. No other person or entity shall have any right or cause of action on account hereof.

8.           Severability. In the event any one or more of the provisions of this Agreement shall for any reason be held invalid, illegal or unenforceable, in whole or in part or in any respect, then such provision or provisions shall be deemed null and void and shall not affect any other provision of this Agreement and the remaining provisions of this Agreement shall remain in full force and effect.

9.           Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, and all of which shall constitute one and the same agreement.  A faxed or electronic copy of this Agreement shall be deemed an original.

10.           Governing Law Jurisdiction; Venue. Except in the case of the mandatory forum selection clause set forth below, this Agreement shall be construed and interpreted in accordance with the laws of the State of Nevada without regard to the principles of conflicts of laws.  Any dispute arising under, relating to, or in connection with the Agreement or related to any matter which is the subject or incidental to the Agreement, shall be subject to the exclusive jurisdiction and venue of the state and/or federal courts located in Broward County, Florida. This provision is intended to be a mandatory forum selection clause and governed by and interpreted consistent with Florida law.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Series A Preferred Stock Assignment Agreement to be executed the day and year first above written.

ASSIGNOR:

_______________________________________
JEFFREY SCHULTZ

ASSIGNEE:

TRAFALGAR CAPITAL ADVISORS, INC.
(DBA TCA FUND MANAGEMENT GROUP)

By:     __________________________________
Name:  Robert Press
Title:

ACKNOWLEDGED AND AGREED:

REDFIN NETWORK, INC.

By:_____________________________
Name:
Title:

EXHIBIT A

INSTRUMENT OF TRANSFER

FOR VALUE RECEIVED:	JEFFREY SCHULTZ

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OR ASSIGNEE
hereby sells, assigns and transfers unto
TRAFALGAR CAPITAL ADVISORS, INC. (DBA TCA FUND MANAGEMENT GROUP)

	50,000 shares	Of

REDFIN NETWORK, INC. SERIES A PREFERRED STOCK			standing in my (our) name(s)
on the books of said corporation represented by Certificate(s) No.(s).
herewith, and do hereby irrevocably constitute and appoint
attorney to transfer the
said stock on the books of said corporation with full power of substitution in the premises. This Instrument is given pursuant to that certain Assignment Agreement between the undersigned and TCA Global Credit Master Fund, LP dated June 10, 2013.

Dated

In presence of
Name: JEFFREY SCHULTZ